     As filed with the Securities and Exchange Commission on April 30, 1998

                                                   REGISTRATION NO. 333 -

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

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                                 QC OPTICS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              04-2916548
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                46 JONSPIN ROAD, WILMINGTON, MASSACHUSETTS 01887
                    (Address of Principal Executive Offices)

                     QC OPTICS, INC. 1996 STOCK OPTION PLAN
                 QC OPTICS, INC. 1996 FORMULA STOCK OPTION PLAN
                            (Full title of the plans)

              ERIC T. CHASE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 QC OPTICS, INC.
                                 46 JONSPIN ROAD
                         WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7007
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

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
                                                     CALCULATION OF REGISTRATION FEE
=============================== ======================= ===================== ======================== ===========================
                                                              Proposed                 Proposed
                                                              maximum                  maximum
           Title of                  Amount to be          offering price             aggregate                Amount of
 securities to be registered        registered(1)           per share(2)          offering price(2)         registration fee
------------------------------- ----------------------- --------------------- ------------------------ ---------------------------

 Common Stock, $.01 par value           284,720               $4.63                    $1,317,240               $388.59
                                        175,280               $4.19                    $  733,985               $216.53
                                        -------                                        ----------               -------
                                        460,000                                        $2,015,225               $605.12


=============================== ======================= ===================== ======================== ===========================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the QC Optics, Inc. 1996 Stock Option Plan and the QC Optics, Inc. 1996 Formula Stock Option Plan (collectively referred to as the "Plans"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised which is a weighted average price of $6.626; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share ($4.1875) of the Common Stock on the American Stock Exchange ("AMEX") as of a date (April 24, 1998) within five business days prior to filing this Registration Statement.

================================================================================

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






                                EXPLANATORY NOTE


         This Registration Statement relates, in part, to the registration of 460,000 shares of Common Stock authorized for issuance under the Plans. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-12337), filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Certain attorneys in the firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own options to purchase an aggregate of approximately 32,725 shares of Common Stock of the Company at a price equal to $6.30 per share.

Item 6.  Indemnification of Directors and Officers.

         Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2, No. 333-7683.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (4.1) Certificate of Incorporation, as amended (Filed as Exhibit 3a to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

         (4.3) Bylaws, as amended (Filed as Exhibit 3b to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

         (4.4) Form of Common Stock Certificate (Filed as Exhibit 4b to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Arthur Andersen LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) QC Optics, Inc. 1996 Stock Option Plan (Filed as Exhibit 10p to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

         (99.2)   QC Optics, Inc. 1996 Formula Stock Option Plan (Filed as
                  Exhibit 10q to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes :

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on April 30, 1998.

                                             QC OPTICS, INC.


                                             By: /s/ Eric T. Chase
                                                 ----------------------------
                                                 Eric T. Chase, President and
                                                 Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Eric
T. Chase and John R. Freeman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of QC Optics, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                 Title                                    Date
              ---------                                 -----                                    ----

/s/ Eric T. Chase                           President, Chief Executive Officer and             April 30, 1998
-------------------------------             Chairman of the Board of Directors
Eric T. Chase                               (Principal Executive Officer)

/s/ John R. Freeman                         Vice President of Finance, Treasurer               April 30, 1998
-------------------------------             and Secretary (Principal Financial
John R. Freeman                             and Accounting Officer)


/s/ Allan Berman                            Director                                           April 30, 1998
-------------------------------
Allan Berman


/s/ Charles H. Fine                         Director                                           April 30, 1998
-------------------------------
Charles H. Fine


/s/ John M. Tarrh                           Director                                           April 30, 1998
-------------------------------
John M. Tarrh

                                 QC OPTICS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


Exhibit
Number             Description
------             -----------

4.1 Certificate of Incorporation, as amended (Filed as Exhibit 3a to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

4.3 Bylaws, as amended (Filed as Exhibit 3b to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

4.4 Form of Common Stock Certificate (Filed as Exhibit 4b to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2               Consent of Arthur Andersen LLP.

24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1 QC Optics, Inc. 1996 Stock Option Plan (Filed as Exhibit 10p to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).

99.2               QC Optics, Inc. 1996 Formula Stock Option Plan (Filed as
                   Exhibit 10q to the Registrant's Registration Statement on Form SB-2, No. 333-7683, and incorporated herein by reference).